UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 22, 2003

Crompton Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-30270	52-2183153

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

199 Benson Road,Middlebury, Connecticut		06749

(Address of principal executive offices)		(Zip Code)

(203)573- 2000 (Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

     Crompton Corporation announced today cost and workforce reductions designed to streamline operations, strengthen the Company's competitive cost position and provide a strong platform for future growth. The restructuring initiative is expected to result in $40 million in annual pretax savings in 2004. A copy of a press release describing the cost and workforce reduction initiative is attached as exhibit 99.1 hereto and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

*     *     *
(c) Exhibits.

Exhibit Number	Exhibit Description

99.1 99.2	Press Release Dated October 22, 2003 Press Release Dated October 22, 2003

Item 12. Results of Operations and Financial Condition

     On October 22, 2003, Crompton Corporation announced its financial results for the third quarter of 2003. A copy of the press release is attached as exhibit 99.2 hereto and is incorporated herein by reference.

     The information contained in exhibit 99.2 is being furnished under Item 12 of Form 8-K and is not deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Crompton Corporation

(Registrant)

By:
Name: Barry J. Shainman Title: Secretary

Date: October 22, 2003

Exhibit Index

Exhibit Number	Exhibit Description

99.1 99.2	Press Release Dated October 22, 2003 Press Release Dated October 22, 2003